UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2013 (June 10, 2013)

ACCELERIZE NEW MEDIA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

2244 West Coast Highway, Suite 250 Newport Beach, California	92663
(Address of Principal Executive Offices)	(Zip Code)

(949) 515-2141

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 10, 2013, Accelerize New Media, Inc., or the Company, entered into Amendment Number One to Asset Purchase Agreement, or the Amendment, with Emerging Growth LLC, a Delaware limited liability company, or the Buyer, which Amendment modified certain terms of the Asset Purchase Agreement, or the Agreement, dated as of September 27, 2012, between the Company and the Buyer. The Agreement was described in the Company’s Current Report on Form 8-K dated September 27, 2012. Pursuant to the Agreement, the Buyer purchased the assets comprising the Company’s online marketing services business for a purchase price of up to $862,000. $200,000 of the purchase price was paid at the closing on September 27, 2012. The Agreement provided that up to $162,000 of the purchase price would be payable to the Company in twenty-seven equal monthly installments of $6,000 plus interest thereon at 5% per annum commencing on November 15, 2012 evidenced by a promissory note, or the Installment Note, and that up to $500,000 of the purchase price plus interest thereon at 3.25% per annum would be payable to the Company on December 27, 2014 evidenced by a promissory note, or the Services Note.

Pursuant to the Amendment, the Buyer paid $50,000 to the Company on June 10, 2013, following which payment the remaining outstanding principal plus accrued interest of $70,427.40 pursuant to the Installment Note was added to the remaining outstanding principal plus accrued interest of $380,699.20 pursuant to the Services Note. In connection therewith, the Installment Note and Services Note were cancelled, the Buyer agreed to pay $451,126.60 to the Company plus interest thereon at 3.25% per annum on December 27, 2014 evidenced by a promissory note, or the Amended and Restated Services Note, provided that the Buyer may render certain services to the Company of a nature and at a cost to be agreed with the Company, and the aggregate amount of all invoices rendered by the Buyer to the Company for such services shall be applied to and reduce the outstanding principal of the Amended and Restated Services Note, and references in the Agreement to the Services Note were amended to refer to the Amended and Restated Services Note. To the Company’s knowledge, certain of the members of the Buyer are shareholders of the Company, though these members do not currently own in the aggregate more than five percent of the membership interests in the Buyer or of the shares of the Company. The terms of the Amendment were negotiated at arms’ length between the Company and the Buyer. As security for the obligations of the Buyer under the Agreement, the Buyer granted the Company a security interest in the assets sold to the Buyer; such security interest remains unchanged by the Amendment.

The description of the Amendment, including the Amended and Restated Services Note, is not complete and is subject to and qualified in its entirety by reference to the Amendment and the form of Amended and Restated Services Note, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The description of the Agreement, including the Installment Note and Services Note, is not complete and is subject to and qualified in its entirety by reference to the Agreement, and the forms of Installment Note and Services Note, copies of which were filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 27, 2012 and are incorporated herein by reference.

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the Amendment, the Installment Note and the Services Note were cancelled on June 10, 2013. The information disclosed in Item 1.01 with respect to the cancellation of the Installment Note and the Services Note is incorporated into this Item 1.02 in its entirety.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Amendment Number One to Asset Purchase Agreement, dated June 10, 2013, between Accelerize New Media, Inc. and Emerging Growth LLC, including the form of the Amended and Restated Services Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE NEW MEDIA, INC.

By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: June 10, 2013